Exhibit 99.1

Contact:
FOR RELEASE	(Analysts) Kevin Kalicak	(407) 245-5870
	(Media) Rich Jeffers	(407) 245-4189

DARDEN RESTAURANTS REPORTS FISCAL 2016 FIRST QUARTER RESULTS;
SAME-RESTAURANT SALES INCREASED 3.4%, ALL BRANDS POSITIVE;
INCREASES EARNINGS OUTLOOK FOR THE FULL FISCAL YEAR

ORLANDO (September 22, 2015) - Darden Restaurants, Inc., (NYSE:DRI) today reported its financial results for the first quarter ended August 30, 2015.

First Quarter 2016 Financial Highlights Versus Same Fiscal Quarter Last Year

•	Total sales from continuing operations increased 5.7% to $1.69 billion

•	Adjusted earnings per diluted share from continuing operations increased 112.5% to $0.68*

•
On a reported basis, earnings per diluted share from continuing operations were $0.63 and were negatively impacted by approximately $0.05 related to the ongoing implementation of the Company's strategic real estate plan

•	Net earnings were $86.4 million compared to the $503.2 million last year, which included the gain on the sale of discontinued operations

•	Same-restaurant sales increased 3.4% for the quarter

+2.7% for Olive Garden	+7.2% for The Capital Grille	+3.4% for Yard House
+4.4% for LongHorn Steakhouse	+5.1% for Eddie V’s	+3.9% for Seasons 52
+1.8% for Bahama Breeze

* See the "Non-GAAP Information" below for more details

“Our brands performed well in the first quarter, building on the momentum from last year," said CEO Gene Lee.  "We continue to make progress on our operating fundamentals of culinary innovation, attentive service and engaging atmospheres while continuing to focus on disciplined cost management. This progress is a direct result of our hard work and commitment to creating memorable guest experiences in our restaurants.”

Segment Performance Versus Same Fiscal Quarter Last Year
Segment profit represents sales, less costs for food and beverage, restaurant labor, restaurant expenses and marketing expenses.

	Sales ($ millions)			Segment Profit ($ millions)
	Q1 2016	Q1 2015	% Change	Q1 2016	Q1 2015	% Change
Consolidated Darden	$1,687.0	$1,595.8	5.7%
Olive Garden	$944.6	$913.5	3.4%	$192.0	$148.4	29.4%
LongHorn Steakhouse	$383.9	$356.9	7.6%	$57.1	$53.3	7.1%
Fine Dining	$113.3	$104.0	8.9%	$17.8	$15.3	16.3%
Other Business	$245.2	$221.4	10.7%	$43.8	$31.7	38.2%

U.S. Same-Restaurant Sales Results Versus Same Fiscal Period Last Year

Olive Garden	June	July	August	Q1
Same-Restaurant Sales	1.3%	7.1%	0.4%	2.7%
Same-Restaurant Traffic	(1.4)%	3.9%	(1.2)%	0.3%
Pricing	1.6%	1.3%	1.1%	1.3%
Menu-mix	1.1%	1.9%	0.5%	1.1%

LongHorn Steakhouse	June	July	August	Q1
Same-Restaurant Sales	4.1%	7.7%	1.2%	4.4%
Same-Restaurant Traffic	1.6%	5.5%	(0.1)%	2.4%
Pricing	1.8%	1.8%	2.2%	2.0%
Menu-mix	0.7%	0.4%	(0.9)%	0.0%

Note: Fiscal June same-restaurant sales were negatively impacted by approximately 160 basis points and fiscal July same-restaurant sales were positively impacted by approximately 160 basis points due to the July 4th holiday being reported in fiscal June this year versus fiscal July last year.

Fiscal 2016 Financial Outlook
The Company increased its expected range for fiscal 2016 adjusted earnings per diluted share from continuing operations to $3.15 to $3.30, from the $3.05 to $3.20 previously announced on June 23, 2015. The Company's expectation for combined U.S. same-restaurant sales growth, on a 52-week basis, for fiscal 2016 remains unchanged at 2.0% to 2.5%. This does not include the impact of any fiscal 2016 real estate transactions and related capital structure activities.

Investor Conference Call
The Company will host a conference call and slide presentation on Tuesday, September 22 at 8:30 am ET to review its recent financial performance. To listen to the call live, please go to https://www.webcaster4.com/Webcast/Page/1007/10299 at least fifteen minutes early to register, download, and install any necessary audio software. For those who cannot access the Internet, please dial 1-888-820-8959 and enter passcode 8850168. For those who cannot listen to the live broadcast, a replay will be available shortly after the call. In addition, at the conclusion of the call, we will post a supplemental presentation on the Investors section of our website at: www.darden.com that provides more context on our first quarter fiscal 2016 results.

About Darden
Darden Restaurants, Inc., (NYSE: DRI) owns and operates more than 1,500 restaurants that generate $6.8 billion in annual sales. Headquartered in Orlando, Florida, and employing 150,000 people, Darden is recognized for a culture that rewards caring for and responding to people. Our restaurant brands - Olive Garden, LongHorn Steakhouse, Bahama Breeze, Seasons 52, The Capital Grille, Eddie V’s and Yard House - reflect the rich diversity of those who dine with us. Our brands are built on deep insights into what our guests want. For more information, please visit www.darden.com.

Information about Forward-Looking Statements
Forward-looking statements in this communication regarding our expected earnings performance and all other statements that are not historical facts, including without limitation statements concerning our future economic performance, are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Any forward-looking statements speak only as of the date on which such statements are first made, and we undertake no obligation to update such statements to reflect events or circumstances arising after such date. We wish to caution investors not to place undue reliance on any such forward-looking statements. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to materially differ from those anticipated in the statements. The most significant of these uncertainties are described in Darden's Form 10-K, Form 10-Q and Form 8-K reports. These risks and uncertainties include the ability to complete as intended

Darden's strategic real estate plan, food safety and food-borne illness concerns, litigation, unfavorable publicity, risks relating to public policy changes and federal, state and local regulation of our business, labor and insurance costs, technology failures including failure to maintain a secure cyber network, failure to execute a business continuity plan following a disaster, health concerns including virus outbreaks, intense competition, failure to drive profitable sales growth, our plans to expand our smaller brands Bahama Breeze, Seasons 52 and Eddie V's, a lack of availability of suitable locations for new restaurants, higher-than-anticipated costs to open, close, relocate or remodel restaurants, a failure to execute innovative marketing tactics, a failure to develop and recruit effective leaders, a failure to address cost pressures, shortages or interruptions in the delivery of food and other products and services, adverse weather conditions and natural disasters, volatility in the market value of derivatives, economic factors specific to the restaurant industry and general macroeconomic factors including interest rates, disruptions in the financial markets, risks of doing business with franchisees and vendors in foreign markets, failure to protect our intellectual property, impairment in the carrying value of our goodwill or other intangible assets, failure of our internal controls over financial reporting, an inability or failure to manage the accelerated impact of social media and other factors and uncertainties discussed from time to time in reports filed by Darden with the Securities and Exchange Commission.

Non-GAAP Information
The information in this press release includes financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”), such as adjusted earnings per diluted share from continuing operations. The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance. The Company believes that the presentation of certain non-GAAP measures provides useful supplemental information that is essential to a proper understanding of the operating results of the Company’s businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these non-GAAP measures are included in this release and can be found under the “Financial Information” section of the “Investors” section of the Company’s website (www.darden.com).

Fiscal Q1 Reported to Adjusted Earnings Reconciliation
	Q1 2016	Q1 2015	% Change
Reported Diluted Net EPS from Continuing Operations	$0.63	$(0.14)	NM
Real Estate Plan Implementation	$0.05
Other Strategic Action Plan Costs		$0.04
Asset Impairments and Other One-Time Costs		$0.03
Debt Breakage Costs		$0.37
Red Lobster-Related Shared Support Costs		$0.02
Adjusted Diluted Net EPS from Continuing Operations	$0.68	$0.32	112.5%

DARDEN RESTAURANTS, INC.
NUMBER OF COMPANY-OWNED RESTAURANTS

	8/30/15	8/24/14
Olive Garden[1]	843	840
LongHorn Steakhouse	482	465
The Capital Grille	54	54
Bahama Breeze	37	37
Seasons 52	43	40
Eddie V's	16	15
Yard House	59	53
Darden Continuing Operations	1,534	1,504
[1]Includes six locations in Canada for all periods presented.

DARDEN RESTAURANTS, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(In millions, except per share data)
(Unaudited)

	Three Months Ended
	8/30/2015	8/24/2014
Sales	$1,687.0	$1,595.8
Costs and expenses:
Food and beverage	502.8	502.0
Restaurant labor	536.0	508.3
Restaurant expenses	271.9	272.3
Marketing expenses	65.6	64.5
General and administrative expenses	97.1	95.4
Depreciation and amortization	81.1	78.7
Impairments and disposal of assets, net	(1.7)	7.0
Total operating costs and expenses	$1,552.8	$1,528.2
Operating income	134.2	67.6
Interest, net	22.4	111.3
Earnings (loss) before income taxes	111.8	(43.7)
Income tax expense (benefit)	30.8	(24.4)
Earnings (loss) from continuing operations	$81.0	$(19.3)
Earnings from discontinued operations, net of tax expense of $3.1 and $320.7, respectively	5.4	522.5
Net earnings	$86.4	$503.2

Basic net earnings per share:
Earnings (loss) from continuing operations	$0.64	$(0.14)
Earnings from discontinued operations	0.04	3.95
Net earnings	$0.68	$3.81
Diluted net earnings per share:
Earnings (loss) from continuing operations	$0.63	$(0.14)
Earnings from discontinued operations	0.04	3.95
Net earnings	$0.67	$3.81
Average number of common shares outstanding:
Basic	127.4	132.2
Diluted	129.3	132.2

DARDEN RESTAURANTS, INC.
CONSOLIDATED BALANCE SHEETS
(In millions)

	8/30/2015	5/31/2015
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$690.1	$535.9
Receivables, net	60.8	78.0
Inventories	162.6	163.9
Prepaid income taxes	26.4	18.9
Prepaid expenses and other current assets	74.3	69.4
Deferred income taxes	166.6	157.4
Assets held for sale	23.8	32.9
Total current assets	$1,204.6	$1,056.4
Land, buildings and equipment, net	3,104.2	3,215.8
Goodwill	872.4	872.4
Trademarks	574.6	574.6
Other assets	270.7	275.5
Total assets	$6,026.5	$5,994.7
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$210.2	$198.8
Accrued payroll	106.5	141.1
Accrued income taxes	32.4	12.6
Other accrued taxes	53.5	51.5
Unearned revenues	298.8	328.6
Current portion of long-term debt	15.0	15.0
Other current liabilities	426.2	449.1
Total current liabilities	$1,142.6	$1,196.7
Long-term debt, less current portion	1,437.6	1,452.3
Deferred income taxes	331.6	341.8
Deferred rent	230.8	225.9
Other liabilities	459.8	444.5
Total liabilities	$3,602.4	$3,661.2
Stockholders’ equity:
Common stock and surplus	$1,478.5	$1,405.9
Retained earnings	1,042.3	1,026.0
Treasury stock	(7.8)	(7.8)
Accumulated other comprehensive income (loss)	(85.2)	(86.6)
Unearned compensation	(3.7)	(4.0)
Total stockholders’ equity	$2,424.1	$2,333.5
Total liabilities and stockholders’ equity	$6,026.5	$5,994.7

DARDEN RESTAURANTS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended
	8/30/2015	8/24/2014
Cash flows—operating activities
Net earnings	$86.4	$503.2
Earnings from discontinued operations, net of tax	(5.4)	(522.5)
Adjustments to reconcile net earnings from continuing operations to cash flows:
Depreciation and amortization	81.1	78.7
Stock-based compensation expense	10.2	6.2
Loss on extinguishment of debt	—	80.0
Change in current assets and liabilities and other, net	(34.3)	(68.6)
Net cash provided by operating activities of continuing operations	$138.0	$77.0
Cash flows—investing activities
Purchases of land, buildings and equipment	(64.9)	(81.7)
Proceeds from disposal of land, buildings and equipment	130.2	—
(Increase) decrease in other assets	(3.7)	1.2
Net cash provided by (used in) investing activities of continuing operations	$61.6	$(80.5)
Cash flows—financing activities
Proceeds from issuance of common stock	56.9	9.3
Income tax benefits credited to equity	11.6	1.0
Dividends paid	(70.0)	(72.8)
Repurchases of common stock	—	(0.6)
ESOP note receivable repayment	0.3	0.3
Repayments of short-term debt, net	—	(207.6)
Repayment of long-term debt	(15.0)	(949.9)
Principal payments on capital and financing leases	(0.8)	(0.5)
Payment for accelerated share repurchase program	—	(500.0)
Proceeds from financing lease obligation	—	93.1
Net cash used in financing activities of continuing operations	$(17.0)	$(1,627.7)
Cash flows—discontinued operations
Net cash used in operating activities of discontinued operations	(28.4)	(32.4)
Net cash provided by investing activities of discontinued operations	—	1,979.0
Net cash (used in) provided by discontinued operations	$(28.4)	$1,946.6

Increase in cash and cash equivalents	154.2	315.4
Cash and cash equivalents - beginning of period	535.9	98.3
Cash and cash equivalents - end of period	$690.1	$413.7